EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Larry S. Eiben, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of TFS Capital Investment Trust (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                            CHIEF FINANCIAL OFFICER

TFS Capital Investment Trust                       TFS Capital Investment Trust

/s/ Larry S. Eiben                                 /s/ Mark J. Seger
----------------------------                       -----------------------------
Larry S. Eiben, President                          Mark J. Seger, Treasurer

Date:  August 31, 2007                             Date:  August 31, 2007

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO TFS CAPITAL INVESTMENT TRUST AND WILL BE RETAINED BY TFS CAPITAL INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.